UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Acorn Energy, Inc. was held on October 17, 2011.  Set forth below are the voting results with respect to each of the proposals presented at the Annual Meeting:

Proposal 1. The stockholders elected, by a plurality of the votes cast, all six nominees to the Board of Directors to serve until the Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

John A. Moore	6,621,076	276,461	7,681,595
George Morgenstern	6,568,749	328,788	7,681,595
Richard J. Giacco	6,883,924	13,613	7,681,595
Joseph Musanti	6,859,874	37,663	7,681,595
Richard S. Rimer	6,862,351	35,186	7,681,595
Samuel M. Zentman	6,883,824	13,713	7,681,595

Proposal 2.  The stockholders ratified by the affirmative vote of a majority of the votes cast on the proposal, the appointment by the Audit Committee of Friedman LLP as the independent registered public accounting firm for the year ending December 31, 2011.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
14,413,852	12,655	2,801	149,824

Proposal 3.  The stockholders approved, in a non-binding advisory vote, the compensation of the company’s named executive officers.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
6,787,101	176,111	84,149	7,531,771

Proposal 4.  The stockholders recommended, in a non-binding advisory vote, that an advisory stockholder vote on the compensation of the company’s named executive officers should occur every year.

Every Year	Every 2 Years	Every 3 Years	Total Abstained	Broker Non-Votes
3,923,922	107,989	2,781,900	83,725	7,681,596

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of October 2011.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel and Secretary